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IMMEDIATE RELEASE

Media Contact:                              Investor Contact:
Doug Petkus                                 Justin Victoria
Wyeth                                       Wyeth
(973) 660-5218                              (973) 660-5340


           Wyeth Comments on Earnings Guidance for 2005 First Quarter;
                           Addresses Analyst Estimates


     Madison, N.J., March 21, 2005 - Wyeth (NYSE: WYE) commented today on the significant difference between its 2005 first quarter business trends and the current First Call mean analyst estimate of $0.67 diluted earnings per share. Wyeth indicated that, given the strong performance of a number of its key brands, continued favorable exchange rates and other factors, pro forma diluted earnings per share for the 2005 first quarter is expected to be in the mid to upper seventy cent range or higher. The Company reaffirmed its 2005 full year pro forma diluted earnings per share guidance of $2.70 to $2.80, but added that, if current business trends continue, full year earnings could reach the higher end of the range. For the 2005 third quarter, the Company noted that pro forma diluted earnings per share may be down versus the prior year and lower than the First Call mean analyst estimate, primarily due to planned higher R&D spending.

     These 2005 estimates are considered pro forma as they exclude all share-based compensation, which will be recorded in accordance with the recently issued Statement of Financial Accounting Standards (SFAS) 123R, Share-Based Payment, as well as any potential one-time impact, if any, from the repatriation of permanently reinvested earnings from foreign subsidiaries under the American Jobs Creation Act.

     The Company will hold a conference call with research analysts at 5:00 p.m. Eastern Time today. The purpose of the call is to review 2005 earnings guidance. Interested investors and others may listen to the call live or on a delayed basis through the internet webcast, which may be accessed on the Company's Internet website at www.wyeth.com by clicking on the "Investor Relations" hyperlink. Also, for recent announcements and additional information, please refer to the Company's Internet website.

     Wyeth is one of the world's largest research-driven pharmaceutical and health care products companies. It is a leader in the discovery, development, manufacturing, and marketing of pharmaceuticals, vaccines, biotechnology products and nonprescription medicines that improve the quality of life for people worldwide. The Company's major divisions include Wyeth Pharmaceuticals, Wyeth Consumer Healthcare, and Fort Dodge Animal Health.

     The statements in this press release that are not historical facts are forward-looking statements based on current expectations of future events that involve risks and uncertainties including, without limitation, risks associated with the inherent uncertainty of the timing and success of pharmaceutical research, product development, manufacturing, commercialization, economic conditions including interest and currency exchange rate fluctuations, changes in generally accepted accounting principles, the impact of competitive or generic products, trade buying patterns, wars or terrorist acts, product liability and other types of lawsuits, the impact of legislation and regulatory compliance and obtaining reimbursement, favorable drug pricing, access and other approvals, environmental liabilities, and patent, and other risks and uncertainties, including those detailed from time to time in the Company's periodic reports, including current reports on Form 8-K, quarterly reports on Form 10-Q and the annual report on Form 10-K, filed with the Securities and Exchange Commission. Actual results may vary materially from the forward-looking statements. The Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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